EXHIBIT 5.1
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           [LETTERHEAD OF PAUL WEISS RIFKIND WHARTON & GARRISON LLP]



                                                December 22, 2003



Triarc Companies, Inc.
280 Park Avenue
New York, New York 10017


                       Registration Statement on Form S-3
                           Registration No. 333-110929
                           ---------------------------

Ladies and Gentlemen:

         We have acted as counsel to Triarc Companies, Inc. (the "Company"), a Delaware corporation, in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations under the Securities Act, which Registration Statement contains a prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement"). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company under the Securities Act of (i) senior debt securities (the "Senior Debt Securities") and subordinated debt securities of the Company (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other

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Triarc Companies, Inc.                                                         2


currency (including Debt Securities issued upon exercise, exchange or redemption of securities providing for such issuance), (ii) shares of Preferred Stock (including shares issued upon exercise, conversion, exchange or redemption of, or payment of distributions or dividends on, securities providing for such issuance) of the Company (the "Preferred Stock"), (iii) shares of Class A Common Stock of the Company, par value $.10 per share (the "Class A Common Stock") and shares of Class B Common Stock of the Company, par value $.10 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") (including shares issued upon exercise, conversion, exchange or redemption of, or payment of distributions or dividends on, securities providing for such issuance), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"), and (v) 11,965,734 shares of Class B Common Stock, Series 1, par value $.10 per share (the "Class B Common Stock, Series 1") to be offered from time to time by certain securityholders named in the Registration Statement. The Debt Securities, the Preferred Stock, the Common Stock and the Warrants (collectively, the "Securities") are being registered for offering and sale from time to time as provided by Rule 415 under the Securities Act. The aggregate public offering price of the Securities will not exceed $2,000,000,000 (or its equivalent (based on the applicable exchange rate at the time of sale) if Debt Securities, shares of Preferred Stock or Warrants are issued with principal amounts or liquidation values denominated in one or more foreign currencies or currency units as shall be designated by the Company).

         The Senior Debt Securities are to be issued under an indenture, to be entered into between the Company and U.S. Bank National Association, as trustee, or such other trustee as may be appointed (the "Senior Debt Indenture"). The Subordinated Debt Securities are to be issued under an indenture to be entered into between the Company and U.S. Bank National Association, as trustee, or such other trustee as may be appointed (the "Subordinated Debt Indenture" and, together with the Senior Debt Indenture, the "Indentures"). The Warrants are to be issued under one or more warrant agreements between the Company, as issuer, and a warrant agent (each, a "Warrant Agreement").

         In connection with furnishing this opinion, we have examined (i) originals, photocopies or conformed copies of the Registration Statement, as amended and supplemented, (including the exhibits and amendments to it), (ii) the forms of the Indentures filed as exhibits to the Registration Statement,
(iii) the Certificate of Incorporation of the Company, as amended to date, (iv) the By-laws of the Company, as amended to date, and (v) those corporate records, agreements and other instruments of the Company, and all other certificates, agreements and documents, that we have considered relevant and necessary as a basis for the opinions expressed in this letter. In addition, we have made those other examinations of law and fact as we considered necessary in order to form a basis for our opinion.

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Triarc Companies, Inc.                                                         3


         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies and the legal capacity of natural persons executing the documents, none of which facts we have independently verified. We have also assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have relied as to matters of fact on representations, statements or certificates of the Company and public officials.

         With respect to our opinion as to the Offered Common Stock (as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of the Offered Common Stock is cash in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Offered Preferred Stock (as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and reserved or available for issuance and that the consideration for the issuance and sale of the Offered Preferred Stock is cash in an amount that is not less than the par value of the Preferred Stock. We have also assumed that, with respect to any Securities being issued upon conversion of any convertible Offered Debt Securities (as defined below), or upon exercise of any Offered Warrants (as defined below), the applicable convertible Offered Debt Securities or Offered Warrants, as the case may be, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

         1. With respect to the Common Stock offered under the Registration Statement (the "Offered Common Stock"), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Common Stock has been duly authorized by all necessary corporate action on the part of the Company;
(iii) the issuance and sale of the Offered Common Stock does not violate any applicable law or the Company's Certificate of Incorporation (the "Certificate of Incorporation") or Bylaws (the "Bylaws") or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Offered Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor

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Triarc Companies, Inc.                                                         4


and duly delivered to the purchasers thereof against payment therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

         2. With respect to the Preferred Stock offered under the Registration Statement (the "Offered Preferred Stock"), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company;
(iii) the issuance and sale of the Offered Preferred Stock does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Offered Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

         3. With respect to any series of Debt Securities issued under the Senior Debt Indenture or the Subordinated Debt Indenture, as applicable, and offered under the Registration Statement (the "Offered Debt Securities"), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Debt Securities has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Debt Securities does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior Debt Indenture or Subordinated Debt Indenture, as applicable, and duly delivered to the purchasers thereof against payment

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Triarc Companies, Inc.                                                         5


therefor, then the Offered Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Offered Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         4. With respect to the Warrants offered under the Registration Statement (the "Offered Warrants"), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Warrants has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Warrants does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Warrants have been duly executed and delivered by the Company and authenticated by the warrant agent therefor pursuant to the applicable Warrant Agreement and duly delivered to the purchasers thereof against payment therefor, then the Offered Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock or convertible Offered Debt Securities in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         5. The shares of Class B Common Stock, Series 1, are validly issued, fully paid and nonassessable.

         Our opinion expressed above is limited to the federal laws of the United States, the General Corporation Law of the State of Delaware and the judicial decisions interpreting these laws, and, as to the Offered Debt Securities and Offered Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is rendered only with respect to the laws and the rules,

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Triarc Companies, Inc.                                                         6


regulations and orders thereunder which are currently in effect. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

         We hereby consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations under it.


                                            Very truly yours,

                              /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
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                               PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP